Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our auditors’ report dated March 22, 2007 on the financial statements of SuperCom Asia Pacific Limited for the year ended December 31, 2006 in the Annual Report (Form 20-F with file no. 000-50790) of Vuance Ltd for the year ended December 31, 2007 filed with the United States Securities and Exchange Commission.

BDO McCabe Lo Limited
Certified Public Accountants

26 June 2008